                                                                 EXHIBIT 4.03(d)




                        GUARANTY AND INDEMNITY AGREEMENT

         THIS GUARANTY AND INDEMNITY AGREEMENT (this "Agreement") is made as of the 25th day of January, 1996, by GENERAL HOST CORPORATION, a New York corporation with an address and principal place of business at 6501 East Nevada, Detroit, Michigan 48243 ("Guarantor"), to and for the benefit of PEOPLE'S BANK, a Connecticut banking corporation having an office at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913 ("Lender").


                                   RECITALS:

         A. Lender has this day made a loan (the "Loan") to FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation ("Borrower"), which Loan is evidenced by that certain Mortgage Note of even date herewith in the original principal amount of FOUR MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($4,950,000.00) (the "Note"), and which Loan is secured by, inter alia, that certain Hazardous Substances Indemnity Agreement (the "Environmental Indemnity") of even date herewith by Borrower and Guarantor in favor of Lender and by that certain Mortgage Deed and Security Agreement (the "Connecticut Mortgage") and by that certain Mortgage and Security Agreement (the "New York Mortgage") encumbering certain real property located at 479 East Main Street, Branford, Connecticut, 361 Scott Swamp Road, Farmington, Connecticut, 400 Talcottville Road, Vernon, Connecticut, 1198 Queen Street, Southington, Connecticut, 656 Silver Lane, East Hartford, Connecticut and Route 9, West Kieffer Lane, Kingston, New York. The term "Mortgage," as used herein, shall mean the Connecticut Mortgage and the New York Mortgage together. The Note, the Environmental Indemnity, the Mortgage and every other document, instrument and agreement evidencing or securing the Loan are hereinafter sometimes collectively referred to as the "Loan Documents").

         B. Guarantor will directly benefit from the making of the Loan to Borrower.

         C. Lender is unwilling to make the Loan without the execution and delivery of this Agreement by Guarantor.

         NOW, THEREFORE, to induce Lender to make the Loan and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees as follows:

         1. Liabilities. (a) Notwithstanding any provision contained in the Note, the Mortgage or any other Loan Document to the contrary, Guarantor hereby absolutely, primarily, unconditionally, irrevocably guarantees to Lender, its successors and assigns, (i) the full, prompt and absolute payment, performance, observance and discharge by Borrower of Borrower's obligations and liabilities arising under the Note, the Environmental Indemnity, the Mortgage and all of the other Loan Documents (all of which matters are collectively hereinafter referred to as the "Liabilities"). All terms used and not otherwise defined herein shall have the meanings given to them in the Mortgage.

                 (b) The validity of this Agreement and the obligations of Guarantor hereunder shall in no way be terminated, abated, affected or impaired by the happening from time to time of any event or condition, including, without limitation, any of the following: (i) the assertion or non-assertion by Lender of any of the rights or remedies available to Lender pursuant to the provisions of the Loan Documents or pursuant to any applicable statutes; (ii) the waiver by Lender of, or the failure of Lender to enforce, or the lack of diligence by Lender in connection with, the enforcement of any of its rights or remedies under the Loan Documents; (iii) the granting by Lender of any indulgence or extension of time; (iv) the exercise by Lender of any so-called self-help remedies; (v) any other act, omission or conditions which might in any manner or to any extent vary the risk to Guarantor or might otherwise operate as a discharge or release of Guarantor under applicable law; (vi) the invalidity or unenforceability of all or any portion or provision of the Note;
(vii) any release or discharge of or accord and satisfaction with Borrower or any other person or entity, by variation of the terms of the Note or otherwise;
(viii) the impairment, modification, change, release, discharge or limitation of the liability of Borrower or Guarantor or any of their estates in bankruptcy, resulting from or pursuant to the application of the bankruptcy or insolvency laws of or any decision of any court of the United States or any state thereof; (ix) any present or future law or order of any government (de jure or de facto ) or of any agency thereof purporting to reduce, amend or otherwise affect the Liabilities or to vary any terms of payment, satisfaction or discharge thereof; (x) the waiver, compromise, settlement, release, extension, amendment, change, modification or termination of the terms of the Liabilities or any or all of the obligations, covenants or agreements of Borrower under the Loan Documents (except by satisfaction in full of all Liabilities) or of Guarantor under this Agreement; (xi) the extension of the time for satisfaction, discharge or payment of the Liabilities or any part thereof owing or payable by Borrower under the Loan Documents or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement or the extension or renewal of any thereof; (xii) the existence of any other guaranty of the Liabilities in favor of Lender, or the enforcement or attempted enforcement of such other guaranty; and (xiii) any event or action that would in the absence of this paragraph result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any other Agreement.

         2. Waivers. Guarantor hereby waives all notice, of any default in the payment of or non-performance of any Liabilities, all protest, demands, notices or presentments of any kind, notice of any acceptance of this Agreement and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder; provided, however, that nothing herein shall waive Guarantor's right to assert payment or performance of any Liabilities as a defense to a claim relating to such Liabilities under this Agreement, to the extent of such payment or performance. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provisions of this Agreement. Notwithstanding anything to the contrary contained herein, Guarantor hereby irrevocably waives all rights Guarantor may have at law or in equity, including, without limitation, any law subrogating Guarantor to the rights of Lender, to seek contribution, indemnification or any other form of reimbursement from Borrower and any other person now or hereafter primarily or secondarily liable for any obligations of Borrower to Lender, including, without limitation, the Liabilities, for any payment or performance made by Guarantor under or in connection with this Agreement, unless and until payment in full of the Note has been received by Lender.

         3. Primary Liability. (a) Guarantor's liability under this Agreement shall be primary, and with respect to any right of action which shall accrue to Lender relating to any Liabilities, Lender may at its sole option and, except as otherwise expressly provided in the Loan Documents, without notice or demand, proceed directly against Guarantor without having proceeded against Borrower or any other person or entity liable to any extent for any of the Liabilities or against the collateral under the Loan Documents.
Guarantor's liability hereunder shall continue without regard to whether or not Lender may have instituted or prosecuted or obtained or realized any judgment in any suit, action or proceeding or shall have exhausted any of its remedies or taken any steps to enforce any of its rights under or pursuant to the Loan Documents or at law or in equity, or otherwise, and without regard to any other condition or contingency, so long as any of the Liabilities remains unsatisfied to any extent. This Agreement is an Agreement of payment and performance and not merely of collection.

                 (b) Each default on any of the Liabilities shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at Lender's option, any or all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

         4. Representations. Guarantor further represents to Lender, as an inducement to making the Loan, that there is not presently pending or threatened any litigation, arbitration, administrative or governmental proceeding against Guarantor which would in any way prohibit or impede the adoption, execution, or performance of this Agreement by Guarantor or which would affect any of the undertakings herein; that compliance by Guarantor with Guarantor's obligations under this Agreement has not resulted and will not result in the violation of this Agreement or any agreement or other instrument to which Guarantor is a party or by which any Guarantor or any of Guarantor's assets are bound; that this Agreement and all actions contemplated to be taken by Guarantor hereunder have been duly authorized; and that this Agreement and such actions and undertakings are valid and binding upon Guarantor and enforceable against Guarantor in accordance with their terms.

         5. Borrower's Actions. No encumbrance, assignment, leasing, subletting, sale or other transfer by Borrower of any of Borrower's assets shall operate to extinguish or diminish the liability of Guarantor under this Agreement.

         6. Bankruptcy. If Borrower becomes insolvent or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Borrower and in any such proceeding some or all of the obligations and liabilities of Borrower are terminated or rejected or any obligation or liability of Borrower is modified or abrogated (each, a "Bankruptcy Event"), Guarantor (i) agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred, and (ii) shall indemnify, defend and hold harmless Lender from and against any and all loss, cost, liability, damage and expense (including with limitation attorneys' fees and expenses) sustained by Lender in connection with any Bankruptcy Event.
This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment of the obligations and liabilities of Borrower or any payment of the Liabilities must be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, or otherwise, as though such payment had not been made.

         7. No Reliance. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the obligations and liabilities of Borrower which diligent inquiry would reveal, and Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstance.

         8. Payment of Expenses. Guarantor shall be responsible to Lender for all expenses (including reasonable attorneys' fees), incurred by Lender in enforcing any obligations of Guarantor under this Agreement.

         9. Successors and Assigns. All references to Lender and Guarantor shall be deemed to include references to the successors and assigns of Lender and Guarantor.

         10. Governing Law. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut applicable to contracts and obligations made and performed in such state and any applicable laws of the United States of America. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Guarantor or Lender.

         11. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law; provided, however, all rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under any applicable law.

         12. No Waiver. The waiver of any provision of this Agreement by Lender shall constitute a waiver of that provision on that occasion only, and shall not constitute a waiver of any other provision of this Agreement, or that provision with respect to any other occasion.

         13. Commercial Transaction. (a) TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY AND SECURED BY THE LOAN DOCUMENTS, GUARANTOR AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVES ANY RIGHT TO NOTICE OF AND HEARING OF THE RIGHT OF LENDER UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, REVISION OF 1958, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES UNDER NEW YORK OR CONNECTICUT LAW AND AUTHORIZES LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

                 (b) Each of the waivers set forth in this Agreement is made with knowledge of its significance and consequences, and under the circumstances, the waivers are reasonable. If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

         14. Jury Trial. GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         15.     Consent to Jurisdiction.   Guarantor hereby submits to
personal jurisdiction in the States of Connecticut and New York for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Guarantor hereby consents to the jurisdiction of either (i) the Connecticut District Court or the United States District Court for the District of Connecticut, or (ii) the New York State Supreme Court or the United States District Court for the Southern District of New York in any action, suit, or proceeding which Guarantor or Lender may at any time wish to file in connection with this Agreement or any related matter. Guarantor hereby agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in Fairfield County, Connecticut or in any other county in the States of Connecticut or New York in which a property which is subject to the Mortgage is situated, and hereby irrevocably waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum; provided, however, that the provisions of this Section 15 shall not be deemed to preclude any party from filing any such action, suit or proceeding in any other appropriate forum if the courts above decline jurisdiction.
Guarantor hereby consents that service of process in any action, suit or proceeding may be made by personal service upon Guarantor, or by delivery to Guarantor at the address set forth in the first paragraph of this Agreement in accordance with the notice requirements of Paragraph 24 of the Mortgage.

         16. Miscellaneous. (a) This Agreement may not be modified, altered or amended nor may any provision hereof or rights hereunder be waived, except by an instrument in writing signed by the person or entity against which such modification, alteration, amendment or waiver is sought to be enforced.

                 (b) Except as provided in Section 6 above, this Agreement shall terminate upon the payment by Borrower to Lender of all indebtedness evidenced by the Loan Documents.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the date first written above.

                                    GUARANTOR:

                                    GENERAL HOST CORPORATION



                                    By: Robert M. Lovejoy Jr.
                                       -----------------------------------
                                       Name: Robert M. Lovejoy, Jr.
                                       Title: Vice President



STATE OF CONNECTICUT)
                    )        ss.: Stamford
COUNTY OF FAIRFIELD )


         The foregoing instrument was acknowledged before me this 25 day of January, 1996, by Robert M. Lovejoy, Jr., Vice President of General Host Corporation, a New York corporation, on behalf of the corporation.


                                       Vt A Lt J
                                       ---------------------------------
                                       Commissioner of Superior Court
                                       Vincent A. Laurentino, Jr.